Exhibit 3.8

APPROVED

May 26, 2010

AMENDED AND RESTATED BY-LAWS

OF

CDW TECHNOLOGIES, INC.

(hereinafter called the “Corporation”)

ARTICLE I

OFFICES

Section 1.1.   Registered Office.   The registered office of the Corporation shall be in Madison, State of Wisconsin.

Section 1.2.   Other Offices.   The Corporation may also have offices at such other places both within and without the State of Wisconsin as the Board of Directors may from time to time determine.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 2.1.   Place of Meetings.   Meetings of the shareholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Wisconsin, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.2.   Annual Meetings.   The Annual Meetings of shareholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the shareholders shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

Section 2.3.   Special Meetings.   Unless otherwise prescribed by law or by the Articles of Incorporation, Special Meetings of shareholders, for any purpose or purposes, may be called by either (i) the Chairman, if there be one or (ii) the President, (iii) any Vice President, if there be one, (iv) the Secretary or (v) any Assistant Secretary, if there be one, and shall be called by any such officer at the request in writing of a majority of the Board of Directors or at the request in writing of shareholders owning at least ten percent (10%) of the capital stock of the Corporation issued and outstanding and entitled to vote.

Section 2.4.   Waiver of Notice.   Notice of the time, place and purpose or purposes of any meeting of shareholders may be waived by a written waiver thereof, signed by the person entitled to notice. Such waiver, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 2.5.   Record Date.   In order that the Corporation may determine the shareholders entitled to vote at any meeting of shareholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted, and which shall be not more than 60 nor less than 10 days before the date of a meeting. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for any adjourned meeting.

Section 2.6.   List of Shareholders Entitled to Vote.   The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

Section 2.7.   Stock Ledger.   The stock ledger of the Corporation shall be the only evidence as to who are the shareholders entitled to examine the stock ledger, the list required by Section 2.6 of this Article II or the books of the Corporation, or to vote in person or by proxy at a meeting of shareholders.

Section 2.8.   Quorum.   Except as otherwise provided by law or by the Articles of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

Section 2.9.   Voting.   When a quorum is present at any meeting, the affirmative vote of the holders of a majority of the stock represented and entitled to vote thereat shall decide any question brought before such meeting, unless the question is one upon which by express provision of applicable law or the Articles of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

Section 2.10.   Proxy.   Unless otherwise provided in the Articles of Incorporation, each stockholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after eleven (11) months from its date, unless the proxy provides for a longer period. At any meeting of the shareholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that, such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. All voting, excepting where otherwise required by law, the Articles of Incorporation or the Board of Directors, may be by a voice vote.

Section 2.11.   Chairman of Meeting.   The Chairman of the Board of Directors shall preside at all meetings of the shareholders. In the absence or inability to act of the Chairman, the Chief Executive Officer, the President or a Vice President (in that order) shall preside, and in their absence or inability to act another person designated by one of them shall preside. The Secretary of the Corporation shall act as secretary of each meeting of the shareholders. In the event of his or her absence or inability to act, the presiding officer of the meeting shall appoint a person who need not be a stockholder to act as secretary of the meeting.

Section 2.12.   Conduct of Meetings.   Meetings of the shareholders shall be conducted in a fair manner but need not be governed by any prescribed rules of order. The presiding officer’s rulings on procedural matters shall be final. The presiding officer is authorized to impose reasonable time limits on the remarks of individual shareholders and may take such steps as such officer may deem necessary or appropriate to assure that the business of the meeting is conducted in a fair and orderly manner.

Section 2.13.   Action Without a Meeting.   Unless otherwise provided in the Articles of Incorporation, any action required or permitted to be taken at any Annual or Special Meeting of shareholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

ARTICLE III

DIRECTORS

Section 3.1.   General Powers.   The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, by the Articles of Incorporation, any Certificate of Designation or by these By-laws required to be exercised or done by the shareholders.

Section 3.2.   Number, Tenure and Qualifications.   The Board of Directors of the corporation shall consist of such number of directors, not less than one (1) nor more than seven (7), as shall from time to time be fixed exclusively by resolution adopted by a majority of the Board of Directors. The directors shall be divided into three classes in the manner set forth in the Articles of Incorporation of the Corporation, each class to be elected for the term set forth therein. Directors shall (except as hereinafter provided for the filling of vacancies and newly created directorships) be elected by the holders of a plurality of the voting power present in person or represented by proxy and entitled to vote.

Section 3.3.   Resignation, Removal and Vacancies.   Each director shall hold office until his or her successor is elected and qualified, subject, however, to his or her prior death, resignation, retirement or removal from office. Any director may resign at any time upon written notice to the Corporation directed to the Board of Directors or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. Any director or the entire Board of Directors may be removed, at any time, for cause, by the vote of the holders of at least a majority of shares of capital stock then entitled to vote at an election of directors. Unless otherwise provided by the Articles of Incorporation, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors or the sole remaining director, though less than a quorum of the Board of Directors, and directors so chosen shall hold office for a term expiring at the annual meeting of the shareholders at which the term of office of the class to which they have been elected expires and until such director’s successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the whole Board shall shorten the term of any incumbent director.

Section 3.4.   Interested Directors.   No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the disinterested shareholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

MEETINGS OF THE BOARD OF DIRECTORS

Section 3.5.   General.   The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Wisconsin. Members of the Board of Directors may participate in any such meeting by means of conference telephone or similar communications equipment through which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

Section 3.6.   Special Meetings.   Special Meetings of the Board of Directors may be called by the Chairman of the Board of Directors or the President either personally, or by courier, telephone, telefax, mail or telegram. Special Meetings shall be called by the Chairman or President in like manner and on like notice at the written request of a majority of the directors comprising the Board of Directors stating the purpose or purposes for which such meeting is requested.

Section 3.7.   Notice.   Written notice of each meeting of the Board of Directors shall be given which shall state the date, time and place of the meeting. The written notice of any meeting shall be given at least 24 hours in advance of the meeting to each director. Notice may be given by letter, telegram, telex or facsimile and shall be deemed to have been given when deposited in the United States mail, delivered to the telegraph company or transmitted by telex or facsimile, as the case may be. Notice of any meeting of the Board of Directors for which a notice is required may be waived in writing signed by the person or persons entitled to such notice, whether before or after the time of such meeting, and such waiver shall be equivalent to the giving of such notice. Attendance of a director at any such meeting shall constitute a waiver of notice thereof, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because such meeting is not lawfully convened. Neither the business to be transacted at nor the purpose of any meeting of the Board of Directors for which a notice is required need be specified in the notice, or waiver of notice, of such meeting.

Section 3.8.   Quorum.   At all meetings of the Board of Directors a majority of the then duly elected directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.9.   Action Without a Meeting.   Unless otherwise provided by the Articles of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or any committee designated by the Board of Directors may be taken without a meeting if all members of the Board of Directors or of such committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

Section 3.10.   Chairman of the Meeting.   Meetings of the Board of Directors shall be presided over by the Chairman, if any, or in his or her absence by the President, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

COMMITTEES OF DIRECTORS

Section 3.11.   General.   The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of three or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent allowed by law and provided in the resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation.

Section 3.12.   Meeting.   Each committee shall keep regular minutes of its meetings and shall file such minutes and all written consents executed by its members with the Secretary of the Corporation. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; a majority of the members shall constitute a quorum unless the committee shall consist of two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee. Members of any committee of the Board of Directors may participate in any meeting of such committee by means of conference telephone or similar communications equipment by means of which all persons participating may hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

COMPENSATION OF DIRECTORS

Section 3.13.   General.   In the discretion of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors. In addition, in the discretion of the Board of Directors, the directors may receive a stated salary for serving as directors or any other form of compensation deemed appropriate. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for serving on or attending committee meetings.

ARTICLE IV

OFFICERS

Section 4.1.   General.   The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer. The Board of Directors, in its discretion, may also choose a Chairman of the Board of Directors (who must be a director), a Chief Executive Officer and one or more Senior Vice Presidents, Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Articles of Incorporation or these By-Laws. The officers of the Corporation need not be shareholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.

Section 4.2.   Election.   The Board of Directors shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation, death or removal. Any officer may resign at any time upon written notice to the Corporation directed to the Board of Directors or the Secretary. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The Board of Directors may remove any officer or agent with or without cause at any time by the affirmative vote of a majority of the Board of Directors.

Any such removal shall be without prejudice to the contractual rights of such officer or agent, if any, with the Corporation, but the election of an officer or agent shall not of itself create any contractual rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the Board of Directors. The salaries of all officers of the Corporation shall be determined by the Board of Directors.

Section 4.3.   Voting Securities Owned by the Corporation.   Notwithstanding anything to the contrary contained herein, powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

Section 4.4.   Chairman of the Board of Directors.   The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the shareholders and of the Board of Directors. In the absence or disability of the Chief Executive Officer, the Chairman of the Board of Directors shall be the Chief Executive Officer of the Corporation, if there be one, or the President, and except where by law the signature of the President is required, the Chairman of the Board of Directors shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the President. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these By-Laws or by the Board of Directors.

Section 4.5.   Chief Executive Officer.   The Chief Executive Officer, if there be one, shall be the principal executive officer of the Corporation. The Chief Executive Officer, except where by law the signature of the President is required, shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. During the absence or disability of the President, the Chairman of the Board of Directors, the Chief Executive Officer shall exercise all the powers and discharge all the duties of the President. The Chief Executive Officer shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these By-Laws or by the Board of Directors.

Section 4.6.   President.   The President shall, subject to the control of the Board of Directors, the Chairman of the Board of Directors, if there be one and the Chief Executive Officer, if there be one, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He or she shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these By-Laws, the Board of Directors or the President. In the absence or disability of the Chairman of the Board of Directors, if there be one and the Chief Executive Officer, if there be one, the President shall preside at all meetings of the shareholders and the Board of Directors. If there be no Chairman of the Board of Directors or Chief Executive Officer, the President shall be the Chief Executive Officer of the Corporation. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these By-Laws or by the Board of Directors.

Section 4.7.   Senior Vice Presidents and Vice Presidents.   At the request of the President or in his or her absence or in the event of his or her inability or refusal to act (and if there be no Chairman of the Board of Directors or Chief Executive Officer), the Senior Vice President and Vice President or the Senior Vice Presidents and Vice Presidents if there are more than one (in the order designated by the Board of Directors) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Senior Vice President and Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Chairman of the Board of Directors, no Chief Executive Officer, no Senior Vice President and no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

Section 4.8.   Secretary.   The Secretary shall attend all meetings of the Board of Directors and all meetings of shareholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing and special committees of the Board of Directors when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and Special Meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or Chief Executive Officer, under whose supervision he or she shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the shareholders and Special Meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the Chief Executive Officer may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

Section 4.9.   Treasurer.   The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

Section 4.10.   Assistant Secretaries.   Except as may be otherwise provided in these By-Laws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, if there be one, the President, any Senior Vice President or Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of his or her disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

Section 4.11.   Assistant Treasurers.   Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, if there be one, the President, any Senior Vice President or Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of his or her disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

Section 4.12.   Other Officers.   Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

Section 4.13.   Appointed Officers.   In addition to officers designated by the Board in accordance with Article IV, the Chief Executive Officer may appoint other officers below the level of Board-appointed Vice President as the Chief Executive Officer may from time to time deem expedient and may designate for such officers titles that appropriately reflect their positions and responsibilities. Such appointed officers shall have such powers and shall perform such duties as may be assigned to them by the Chief Executive Officer or the senior officer to whom they report, consistent with corporate policies. An appointed officer shall serve until the earlier of such officer’s resignation or such officer’s removal by the Chief Executive Officer at any time, either with or without cause.

ARTICLE V

STOCK

Section 5.1.   Form of Certificates.   Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation (i) by the Chairman of the Board of Directors, the Chief Executive Officer, the President, a Senior Vice President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such person in the Corporation.

Section 5.2.   Signatures.   Where a certificate is countersigned by (i) a transfer agent other than the Corporation or its employee, or (ii) a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 5.3.   Lost Certificates.   The Board of Directors or any officer may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors, or any such officer, may, in its, his or her discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it, he or she may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 5.4.   Transfers.   Stock of the Corporation shall be transferable in the manner prescribed by law and in these By-Laws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his or her attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person or persons entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 5.5.   Restrictions on Transfers.

(a)     Transfer for Value.   No holder of any shares of common stock of the Corporation shall sell, assign, pledge or otherwise transfer or dispose of (collectively, a “transfer”) any or all of such shares in a bona fide exchange for value received except as follows:

(1)     Any stockholder who desires to transfer his shares shall deliver to the Corporation (A) notice in writing of his intention to transfer shares, which notice shall constitute an offer to sell such shares to the Corporation, (B) a true copy of any bona fide offer to purchase pursuant to which the transferring stockholder intends to sell his shares to a third person and (C) an opinion of counsel reasonably satisfactory to the Board of Directors that the transfer can be lawfully made without complying with the registration provisions of the Securities Act of 1933, as amended. Such notice shall set forth the number of shares proposed to be transferred, the circumstances under which he wishes to make the transfer and the price (the “Offering Price”) and other terms (the “Offering Terms”) to be received upon such transfer. The Corporation or its designee or assignee (collectively, the “Corporation” for purposes of this Section 5.5) shall have the first right to purchase all of the shares so offered at the Offering Price and Offering Terms.

(2)     The exercise of the right to purchase all of such shares shall be made by delivering to the transferring stockholder a signed notice of acceptance within thirty (30) days after receipt of such notice from the transferring stockholder. Such sale shall then be closed, the shares of the transferring stockholder conveyed to the Corporation and payment made within forty-five (45) days after delivery of such notice of acceptance or upon such other terms as may be agreed upon by the Corporation and the transferring stockholder.

(3)     Any shares not purchased by the Corporation may be transferred by the transferring stockholder to the proposed transferee at no less than the Offering Price and upon the Offering Terms for a period of forty-five (45) days after delivery of the Secretary’s notice to the transferring stockholder, provided that the shares held by such transferee shall continue to be subject to the provisions of this Section 5.5. If such shares are not so transferred within such time, the provisions of this Section 5.5 shall again be complied as though the transferring stockholder had never utilized the procedure herein set forth.

(b)     Transfer by Gift.   Except as provided herein, a proposed gift of shares shall be treated in the same manner as a proposed transfer for purposes of this restriction.

The Corporation and the proposed donor shall attempt to reach agreement on price for a period of thirty (30) days after the donor gives notice to the Corporation of his desire to make such a gift. If no agreement is reached within such 30 days, the price shall be the fair market value of the shares. The term “Fair Market Value” shall mean the price which a willing purchaser would pay and a willing seller would accept for the shares, both being fully informed of the relevant facts and neither being under a compulsion to purchase or sell, taking into account appropriate discounts for lack of liquidity, marketability and minority interest status. Fair Market Value shall be determined by the Company’s Board of Directors. Notwithstanding the foregoing, in the event that a stockholder who owns or has the right to acquire at least one percent (1%) of the outstanding shares of common stock disputes the Board’s determination of Fair Market Value, such stockholder shall be entitled to have the Fair Market Value of such shares determined by an independent and qualified appraiser selected by the Company. All costs of any appraisal under this Section 5.5 shall be paid equally by the Company and such stockholder. Notwithstanding the foregoing, a stockholder shall be entitled to gift shares to the stockholder’s spouse or lineal descendents (natural or adopted) or to a trust, the sole beneficiaries of which are the stockholder or the spouse or lineal descendants of the stockholder.

(c)     Transferability by Inheritance.   Except as provided herein, upon the death of any stockholder, the Corporation shall have the option to purchase the shares of the deceased stockholder at a price determined in accordance with the provisions of Section 5.5(b) hereof. This option shall be exercised by written notice to the deceased’s executor or administrator and the probate court within ninety (90) days following the stockholder’s death. If not exercised within ninety (90) days following the stockholder’s death, this option shall lapse and the stock shall pass to the person or persons designated by the deceased’s will or by the laws of intestacy or survivorship. Thereafter, the restrictions on transfer set out herein shall apply to the recipient shareholders. The restriction and repurchase rights contained in this paragraph shall not apply to shares which are transferred or proposed to be transferred directly, in trust or otherwise to the deceased stockholder’s spouse or lineal descendents (natural or adopted) pursuant to the deceased stockholder’s will or by the laws of intestacy or survivorship.

(d)     Waiver; Other Agreements.   The restrictions on transfer set out herein may be waived as to any specific transfer to a specified person by vote of the Board of Directors or by the Chairman or President of the Corporation. This restriction on transfer shall be complementary to any buy-sell agreement entered into among the shareholders and the Corporation, and shall not be construed to conflict therewith, and shall only be applicable to transfers not covered by the enforceable terms of such an agreement.

(e)     Small Business Election.   If this Corporation should elect to be treated as a small business Corporation under § 1362 of the Internal Revenue Code of 1986, as amended, then any transfer of stock, the effect of which would cause such election to be terminated, is prohibited and any such purported transfer is null and void. This section may only be altered, repealed, or revoked by a majority vote of the shareholders.

(f)     Certificates.   The face or reverse side of each certificate representing shares shall bear a conspicuous notation of any restriction imposed by the Corporation upon the transfer of such shares.

ARTICLE VI

NOTICES

Section 6.1.   Notices.   Whenever written notice is required by law to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, telex, telecopy, facsimile or cable.

Section 6.2.   Waivers of Notice.   Whenever any notice is required by law to be given to any director, member of a committee or stockholder, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE VII

GENERAL PROVISIONS

Section 7.1.   Dividends.   Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or Special Meeting, and may be paid in cash, in property, or in shares of the capital stock or rights to acquire the same. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 7.2.   Disbursements.   All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 7.3.   Fiscal Year.   The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 7.4.   Corporate Seal.   The Corporation may have a corporate seal which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VIII

INDEMNIFICATION

Section 8.1.   Power to Indemnify in Actions, Suits or Proceedings Other Than Those by or in the Right of the Corporation.   Subject to Section 8.3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceedings, had reasonable cause to believe that his or her conduct was unlawful.

Section 8.2.   Authorization of Indemnification.   Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 8.1 of this Article VIII. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders. To the extent, however, that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith, without the necessity of authorization in the specific case.

Section 8.3.   Good Faith Defined.   For purposes of any determination under this Article VIII, a person shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his or her conduct was unlawful, if his or her action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him or her by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 8.3 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 8.3 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 8.1 of this Article VIII.

Section 8.4.   Indemnification by a Court.   Notwithstanding any contrary determination in the specific case under Section 8.2 of this Article VIII, and notwithstanding the absence of any determination thereunder, any director, officer, employee or agent may apply to any court of competent jurisdiction in the State of Wisconsin for indemnification to the extent otherwise permissible under Section 8.1 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standards of conduct set forth in Section 8.1 of this Article VIII or the applicable Wisconsin Statutes, as the case may be. Neither a contrary determination in the specific case under Section 8.2 of this Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director, officer, employee or agent seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 8.4 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director, officer, employee or agent seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

Section 8.5.   Expenses Payable in Advance.   Expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

Section 8.6.   Nonexclusivity of Indemnification and Advancement of Expenses.   The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, contract, vote of shareholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 8.1 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Section 8.1 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Wisconsin, or otherwise.

Section 8.7.   Insurance.   The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director, officer, employee or agent of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power or the obligation to indemnify him or her against such liability under the provisions of this Article VIII.

Section 8.8.   Certain Definitions.   For purposes of this Article VIII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director or officer of such constituent corporation, or is or was a director, officer, employee or agent of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VIII, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII.

Section 8.9.   Survival of Indemnification and Advancement of Expenses.   The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 8.10.   Limitation on Indemnification.   Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 8.4 hereof), the Corporation shall not be obligated to indemnify any director, officer, employee or agent in connection with a proceeding (or part thereof)

initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

Section 8.11.   Indemnification of Employees and Agents.   The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation.

Section 8.12.   No Prejudice.   No amendment to or repeal of this Article VIII shall apply to or have any effect on the rights of any person for or with respect to acts or omissions of such person occurring prior to such amendment or repeal.

ARTICLE IX

AMENDMENTS

These By-Laws may be altered, amended or repealed, in whole or in part, or new By-Laws may be adopted by the shareholders or by the Board of Directors; provided, however, that notice of such alteration, amendment, repeal or adoption of new By-Laws shall be contained in the notice of such meeting of shareholders or Board of Directors, as the case may be. All such amendments must be approved by either the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote on the subject matter at a meeting of shareholders at which a quorum is present or the affirmative vote of a majority of the directors present at a meeting at which a quorum is present.